Execution US-DOCS\85889051.6 AMENDED AND RESTATED INTEREST PURCHASE AGREEMENT dated as of May 31, 2017, between CORMATRIX CARDIOVASCULAR, INC. and LIGAND PHARMACEUTICALS INCORPORATED

US-DOCS\85889051.6 TABLE OF CONTENTS Page ARTICLE I Definitions SECTION 1.01. Defined Terms .................................................................................................. 1 ARTICLE II Purchase of Assigned Interests SECTION 2.01. Purchase ............................................................................................................ 9 SECTION 2.02. Payments by the Company................................................................................ 9 SECTION 2.03. Closing; Payment of Purchase Price; Deliveries .............................................. 10 SECTION 2.04. No Assumed Obligations; Acquisition of Assigned Interests Alone ................ 10 ARTICLE III Representations and Warranties of the Company SECTION 3.01. Organization ...................................................................................................... 11 SECTION 3.02. Authorization .................................................................................................... 11 SECTION 3.03. Governmental Authorization ............................................................................ 11 SECTION 3.04. Ownership ......................................................................................................... 11 SECTION 3.05. Litigation ........................................................................................................... 12 SECTION 3.06. Compliance with Laws ..................................................................................... 12 SECTION 3.07. Conflicts ............................................................................................................ 12 SECTION 3.08. Current Indebtedness ........................................................................................ 13 SECTION 3.09. Solvency ............................................................................................................ 13 SECTION 3.10. Financial Statements ......................................................................................... 13 SECTION 3.11. Products............................................................................................................. 13 ARTICLE IV Representations and Warranties of Purchaser SECTION 4.01. Organization ...................................................................................................... 13 SECTION 4.02. Authorization .................................................................................................... 13 SECTION 4.03. Conflicts ............................................................................................................ 14 ARTICLE V Covenants SECTION 5.01. Access; Information .......................................................................................... 14 SECTION 5.02. Confidentiality; Press Release .......................................................................... 15

ii US-DOCS\85889051.6 SECTION 5.03. Efforts; Further Assurance ................................................................................ 16 SECTION 5.04. Licenses............................................................................................................. 16 SECTION 5.05. Remedies Event ................................................................................................ 16 SECTION 5.06. Diligence ........................................................................................................... 16 SECTION 5.07. Indebtedness; Sale of Revenue Interests ........................................................... 16 ARTICLE VI Termination SECTION 6.01. Termination ....................................................................................................... 17 SECTION 6.02. Effect of Termination ........................................................................................ 17 ARTICLE VII Miscellaneous SECTION 7.01. Survival ............................................................................................................. 17 SECTION 7.02. Notices .............................................................................................................. 17 SECTION 7.03. Successors and Assigns..................................................................................... 18 SECTION 7.04. Indemnification ................................................................................................. 19 SECTION 7.05. No Implied Representations and Warranties .................................................... 20 SECTION 7.06. Independent Nature of Relationship ................................................................. 20 SECTION 7.07. Entire Agreement .............................................................................................. 21 SECTION 7.08. Amendments; No Waivers ................................................................................ 21 SECTION 7.09. Interpretation ..................................................................................................... 21 SECTION 7.10. Headings and Captions ..................................................................................... 21 SECTION 7.11. Counterparts; Effectiveness .............................................................................. 22 SECTION 7.12. Severability ....................................................................................................... 22 SECTION 7.13. Expenses ........................................................................................................... 22 SECTION 7.14. Governing Law; Jurisdiction............................................................................. 22 ARTICLE VIII Intercreditor Matters SECTION 8.01. Purchase and Sale Treatment; Recharacterization ............................................ 22 SECTION 8.02. Other Purchaser Security .................................................................................. 23 SECTION 8.03. Priority .............................................................................................................. 24 SECTION 8.04. Control Agreements ............................................................................................ 24 SECTION 8.05. Termination or Release ...................................................................................... 24 ARTICLE IX Remedies SECTION 9.01. Remedies ........................................................................................................... 25

US-DOCS\85889051.6 This AMENDED AND RESTATED INTEREST PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of May 31, 2017 (the “Effective Date”), by and between CORMATRIX CARDIOVASCULAR, INC., a Georgia corporation (the “Company”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Purchaser”). RECITALS WHEREAS, the Company and the Purchaser previously entered into that certain Interest Purchase Agreement dated as of May 3, 2016 (the “Prior Agreement”); WHEREAS, on the date hereof, the Company is entering into an asset purchase agreement with Aziyo Biologics, Inc., a Delaware corporate (“Parent”) and Aziyo Med, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Aziyo”) pursuant to which the Company is selling certain assets related to the Base Products and the CanGaroo Products (as such terms are defined in the Prior Agreement) (the “Asset Purchase Agreement”); WHEREAS, in connection with the Asset Purchase Agreement, Aziyo and the Purchaser are entering into that certain royalty agreement, dated as of the date hereof, with respect to the Base Products and CanGaroo Products (the “Aziyo Royalty Agreement”); WHEREAS, Aziyo will repay in full the Company’s outstanding debt with MidCap Financial SBIC LP, a Delaware limited partnership, at the closing of the sale of such assets; and WHEREAS, the Company and the Purchaser desire to amend and restate the Prior Agreement, as set forth herein; NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations and warranties set forth herein, the parties hereto agree as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below: “Acquiror” shall mean, with respect any of the Products, any Person (other than any Affiliate of the Company) who acquires control of the commercialization of any such Product as a result of any Product Change of Control. “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean

2 US-DOCS\85889051.6 (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. “Assigned Interest Period” shall mean, with respect to each Product, the period from and including the Effective Date through and including the date that is the tenth anniversary of the date of the first commercial sale of such Product. “Assigned Interest Related Collateral” means any accounts (as defined in Article 9 of the UCC) giving rise to the Assigned Interests and the proceeds of such accounts. “Assigned Interests” shall mean the Pipeline Product Interests and the Valves Product Interests. “Audit Costs” shall mean, with respect to any audit of the books and records of the Company or its Subsidiaries with respect to amounts payable or paid under this Agreement, the reasonable out-of-pocket cost of such audit, including all fees, costs and expenses incurred in connection therewith. “Bankruptcy Event” shall mean the occurrence of any proceeding being instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or the Company taking any action to authorize any of the actions set forth above. Notwithstanding the foregoing, if such proceeding is instituted against the Company, no Bankruptcy Event shall have occurred unless such proceeding remains undismissed, undischarged or unbonded for a period of sixty (60) days. “Books” shall mean all of the books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Assigned Interest Related Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information. “Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close. “Closing” shall have the meaning set forth in Section 2.03(a). “Closing Date” shall mean May 3, 2016. “Company” shall have the meaning set forth in the preamble.

3 US-DOCS\85889051.6 “Company Change of Control” shall mean, with respect to the Company: (a) the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of any capital stock of the Company, if after such acquisition, such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, but assuming that any convertible securities owned by such Person or group or any controlled affiliates thereof are immediately exercisable), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (b) a merger or consolidation of the Company, with any other Person, other than a merger or consolidation which would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company’s voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation; or (c) the bona fide sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any of its Subsidiaries of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole. “Confidential Information” shall mean, as it relates to the Company and its Affiliates and any of the Products, the Intellectual Property related to any of the Products, confidential business information, financial data and other like information (including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material, or such other information that either party identifies to the other as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential. Notwithstanding the foregoing definition, Confidential Information shall not include information that (a) is already in the public domain at the time the information is disclosed, (b) thereafter becomes lawfully obtainable from other sources who, to the knowledge of the recipient, have no obligation of confidentiality, (c) can be shown to have been independently developed by the recipient or its representatives without reference to any Confidential Information of the other party or (d) is required to be disclosed under laws, rules and regulations of any Governmental Authority applicable to the Company or its Affiliates or Purchaser or its Affiliates, as the case may be, or pursuant to the rules and regulations of any securities exchange or trading system or pursuant to any other laws, rules or regulations of any Governmental Authority having jurisdiction over the Company and its Affiliates or Purchaser and its Affiliates.

4 US-DOCS\85889051.6 “Excluded Costs” shall mean the following items to the extent permitted by generally accepted accounting principles: (i) value added or any other similar transaction taxes accrued on sales invoices, (ii) sales discounts and all kinds of rebates, (iii) any orders or parts thereof which are subsequently returned to the Company (or an Affiliate, agent or sublicensee thereof, as applicable) and refunded to the customer or wholesaler, (iv) charges for late payment collected from customers, registration charges and other service charges and (v) applicable shipping charges. “Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04(a). “Final Order” shall mean an order of the United States Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and a to which non appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order. “Fiscal Quarter” shall mean each three (3) month period commencing January 1, April 1, July 1 or October 1, provided however that (a) the first Fiscal Quarter of the Term shall extend from the Closing Date to the end of the first full Fiscal Quarter thereafter and (b) the last Fiscal Quarter of the Term shall end upon the expiration or termination of this Agreement. “Fiscal Year” shall mean the calendar year. “Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign). “Intellectual Property” shall mean all proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application); Patents; registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith; registered and unregistered copyrights and all applications thereof; in each case that are owned, controlled by, generated by, issued to, licensed to, licensed by or hereafter acquired by or licensed by the Company or its Subsidiaries.

5 US-DOCS\85889051.6 “Knowledge of the Company” shall mean the current and actual knowledge, information or belief held by David B. Camp, Robert G. Matheny, John C. Thomas, Jr. and/or Andrew M. Green after reasonable inquiry by such person into the relevant subject matter. “Losses” shall mean collectively, any and all claims, damages, losses, judgments, awards, penalties, liabilities, costs and expenses (including reasonable expenses and reasonable attorneys’ fees) incurred in connection with defending any action, suit or proceeding. “Material Adverse Change” shall mean, with respect to the Company and its Subsidiaries, any event, change, circumstance, occurrence, effect or state of facts that has caused or is reasonably likely to cause a material adverse change in the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole. “Material Adverse Effect” shall mean (a) the effect of a Material Adverse Change, (b) a material adverse effect on the validity or enforceability of this Agreement, (c) the inability or failure of the Company to make payments in respect of the Assigned Interests in violation of this Agreement, (d) a material adverse effect on the ability of the Company to perform any of its other material obligations under this Agreement or (e) any material adverse effect on the Products or the ability of the Company and its Subsidiaries to distribute, market and/or sell the Products. “MidCap Payoff Letter” shall mean the letter from MidCap evidencing payment in full of the MidCap Credit Facility, dated as of the date hereof. “MidCap Credit Facility” shall mean that certain Credit and Security Agreement, dated as of June 10, 2014 (as amended, amended and restated, supplemented or otherwise modified as of the date hereof), among CorMatrix Cardiovascular, Inc., CorMatrix RE LLC, CorMatrix 1 LLC and CorMatrix 2 LLC, as Borrowers (as defined therein), MidCap Financial Trust, a Delaware statutory trust, as administrative agent, and the Lenders (as defined therein) party thereto. “Monthly Report” shall mean, with respect to the relevant Payment Month of the Company, a report showing (a) the gross revenues of the Pipeline Products and Valves Products for such Payment Month, (b) the Pipeline Product Net Sales and the Valves Product Net Sales for such Payment Month, (c) the Excluded Costs for such Payment Month and (d) a reasonable calculation of the amount to which Purchaser is entitled for such Payment Month pursuant to Section 2.02(a) of this Agreement. “Obligations” shall mean any and all payment obligations of the Company under the Agreement. “Parties” shall mean Purchaser, the Company and any other Person from time to time made party to this Agreement, each a “Party.”

6 US-DOCS\85889051.6 “Patent” shall mean all patents, patent rights, patent applications, patent disclosures and invention disclosures issued or filed, together with all reissues, divisions, continuations, revisions, term extensions, substitutes, supplementary protection certificates, reexaminations, inter-partes reviews, post-grant oppositions or similar post-grant review proceedings, including the inventions claimed in any of the foregoing and any priority rights arising therefrom, that are issued or filed as of the date hereof or during the Term, which are owned by the Company, its Subsidiaries or any of its Affiliates. “Payment Month” shall mean each month-long period commencing on the first day of such month, provided however that (a) the first Payment Month of the Term shall extend from the Closing Date to the end of the first full Payment Month thereafter and (b) the last Payment Month of the Term shall end upon the expiration or termination of this Agreement. “Permitted Transaction” shall mean any transaction during the Term whereby the Company incurs, creates, assumes or permits to exist any indebtedness for borrowed money or sells, assigns, transfers or conveys any Revenue Interests to any Third Party; provided that such transaction (a) does not, except to the extent expressly contemplated by Section 8.04, result in any security interest granted hereunder ceasing to be a valid and perfected security interest or adversely affecting the priority of such interest and (b) could not reasonably be expected to impair the ability of the Company to comply with the requirements to make the payments set forth in Section 2.02. “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision. “Pipeline Product Applicable Percentage” shall mean 5% with respect to any Pipeline Product Net Sales during the Assigned Interest Period. “Pipeline Product Interests” shall mean the right to receive on a monthly basis cash in an amount equal to the product of the Pipeline Product Applicable Percentage multiplied by the Pipeline Product Net Sales during the Assigned Interest Period, pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, Pipeline Product Interests shall not constitute any accounts or payment intangibles (as each term is defined in the UCC) giving rise to such cash amounts. “Pipeline Product Net Sales” shall mean the aggregate amount of sales proceeds received by the Company (or an Affiliate, agent or sublicensee thereof, as applicable) for the Pipeline Products sold on or after the Closing Date, less Excluded Costs. “Pipeline Products” shall mean the following extracellular matrix technology products, in each case, sold by the Company: (i) the Micronized ECM product, (ii) the Epicardial Infarction Repair product, (iii) the Vascular Graft product, (iv) any other products that were in development as of the Closing Date, and (v) any product substantially

7 US-DOCS\85889051.6 similar in design and application to any product described in the foregoing clauses commercialized by the Company during the Assigned Interest Period. “Prior Agreement” shall have the meaning set forth in the recitals. “Product Change of Control” shall mean, with respect to any Product, or any product enumerated in the definition of any Product (or in any Schedule referenced in any such definition), any sale or other transfer by the Company of substantially all of the assets primarily used to commercialize such Product or such enumerated product or of the exclusive right to commercialize such Product or such enumerated product. “Products” shall mean the Pipeline Products and the Valves Products. “Purchase Price” shall mean $17,500,000. “Purchaser” shall have the meaning set forth in the preamble. “Purchaser Account” shall mean the following account (or such other account as Purchaser may designate in writing (such designation to be made at least two (2) Business Days prior to any payment owing to Purchaser under this Agreement)): Ligand Pharmaceuticals, Inc. Bank of America Merrill Lynch Account No. 1453127240 Routing No. 026009593 “Recharacterization” shall mean a characterization by a Final Order of the United Stated Bankruptcy Court or any other court of competent jurisdiction of the purchase of the Assigned Interests as a loan or other financing instrument or that the Purchaser does not have an ownership interest in the Assigned Interests. “Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of surgical implants or other regulation of surgical implants. “Regulatory Approvals” shall mean all approvals (including, without limitation, where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Governmental Authority necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of any of the Products. “Remedies Event” shall mean (a) a Bankruptcy Event or (b) a failure by the Company to make a payment pursuant to Section 2.02, provided that no such failure shall constitute a Remedies Event unless such failure shall remain uncured for thirty (30) days. “Revenue Interests” shall mean all of the interest of the Company and its Subsidiaries in the proceeds of the total sales realized by the Company (or an Affiliate,

8 US-DOCS\85889051.6 agent or sublicensee thereof, as applicable) of the Products sold on or after the Effective Date. “SEC” shall mean the U.S. Securities and Exchange Commission. “Special Account” shall have the meaning set forth in Section 8.03(b). “Subsidiary” shall mean, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. “Term” shall have the meaning set forth in Section 6.01. “Third Party” shall mean any Person other than Purchaser and any Affiliate of Purchaser or the Company and any Subsidiary of the Company. “Transfer” shall have the meaning set forth in Section 8.05. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time. “Valves Product Applicable Percentage” shall mean 5% with respect to any Valves Product Net Sales during the Assigned Interest Period. “Valves Product Interests” shall mean the right to receive on a monthly basis cash in an amount equal to the product of the Valves Product Applicable Percentage multiplied by the Valves Product Net Sales during the Assigned Interest Period, pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, Valves Product Interests shall not constitute any accounts or payment intangibles (as each term is defined in the UCC) giving rise to such cash amounts. “Valves Product Net Sales” shall mean the aggregate amount of sales proceeds received by the Company (or an Affiliate, agent or sublicensee thereof, as applicable) for the Valves Products sold on or after the Closing Date, less Excluded Costs. “Valves Products” shall mean the extracellular matrix technology products sold by the Company for the remodeling, repair or replacement of the tricuspid, pulmonary, mitral or aortic valves and any product substantially similar in design and application to any such product commercialized by the Company during the Assigned Interest Period.

9 US-DOCS\85889051.6 ARTICLE II Purchase of Assigned Interests SECTION 2.01. Purchase. Upon the terms and subject to the conditions set forth in this Agreement, the Company previously sold, assigned, transferred and conveyed to Purchaser, and Purchaser purchased from the Company, free and clear of all liens (except any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable), all of the Company’s rights and interests in and to the Assigned Interests on the Closing Date. Purchaser’s ownership interest in the Assigned Interests so acquired shall have vested immediately upon the Company’s receipt of payment of the Purchase Price for such Assigned Interests pursuant to Section 2.03(b), subject to the termination provisions of Section 6.01. SECTION 2.02. Payments by the Company. (a) Monthly Payments in Respect of the Assigned Interests. In connection with the assignment of the Assigned Interests, Purchaser shall be entitled to receive, in respect of each Payment Month during the Assigned Interest Period: (i) the Pipeline Product Applicable Percentage of Pipeline Product Net Sales (if any) received during such Payment Month; and (ii) the Valves Product Applicable Percentage of Valves Product Net Sales (if any) received during such Payment Month. (b) Payments to Purchaser. Within thirty (30) days following the end of each Payment Month during the Assigned Interest Period, the Company shall disburse to the Purchaser Account an amount equal to the amount to which Purchaser is entitled pursuant to Section 2.02(a) of this Agreement (if any) for such Payment Month. SECTION 2.03. Closing; Payment of Purchase Price; Deliveries. (a) Closing. The closing of the purchase of the Assigned Interests pursuant to this Agreement (the “Closing”) occurred as of the Closing Date. (b) Payment of Purchase Price. At the Closing, Purchaser paid to the Company the Purchase Price by wire transfer of immediately available funds to such account as designated by the Company prior to the Closing Date. (c) Closing Deliveries. At the Closing, as a condition precedent to the effectiveness of the Prior Agreement: (i) the Company delivered to Purchaser a duly executed counterpart to this Agreement; and

10 US-DOCS\85889051.6 (ii) Purchaser delivered to the Company (1) payment of the Purchase Price consistent with Section 2.03(b) and (2) a duly executed counterpart to this Agreement. (d) Effectiveness Date Deliveries. As of the Effective Date, as a condition precedent to the effectiveness of this Agreement: (i) the Company delivered to Purchaser (1) a duly executed counterpart to this Agreement and (2) the MidCap Payoff Letter duly executed by the Company and MidCap; (ii) Purchaser delivered to the Company a duly executed counterpart to this Agreement; (iii) Purchaser and Aziyo shall have entered into the Aziyo Royalty Agreement; and (iv) the transactions contemplated by the Asset Purchase Agreement shall have been closed. SECTION 2.04. No Assumed Obligations; Acquisition of Assigned Interests Alone. (a) Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser acquired only the Assigned Interests and has not assumed any liability or obligation of the Company or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under this Agreement or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Company or its Affiliates (the “Excluded Liabilities and Obligations”). (b) Purchaser has acquired no rights other than those expressly assigned herein. Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser has not acquired any rights whatsoever under any Intellectual Property of the Company. ARTICLE III Representations and Warranties of the Company SECTION 3.01. Organization. As of the Effective Date, each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of formation and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its respective business as now conducted and as proposed to be conducted in connection with this Agreement. SECTION 3.02. Authorization. The Company has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder and to consummate the transactions

11 US-DOCS\85889051.6 contemplated hereunder. The Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles. SECTION 3.03. Governmental Authorization. The execution and delivery by the Company of the Agreement, and the performance by the Company of its obligations hereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority. SECTION 3.04. Ownership. (a) As of the Effective Date, the Company owns or holds a valid license under all of the Intellectual Property and the Regulatory Approvals which it currently purports to own related to any of the Products free and clear of all liens (except any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable). As of the Effective Date, neither the Company nor any of its Subsidiaries has granted, nor does there exist, any lien on the Assigned Interests (except any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable). (b) The Company and its Subsidiaries, immediately prior to the purchase by Purchaser of the Assigned Interests, owned, and were the sole holders of, all the Revenue Interests and owned, and were the sole holders of, and/or have and held a valid, enforceable and subsisting license to, all of those other assets that are required to produce any of the Products free and clear of any and all liens (other than any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable). The Company and its Subsidiaries have not transferred, sold, or otherwise disposed of, or agreed to transfer, sell, or otherwise dispose of any portion of the Revenue Interests other than as contemplated by this Agreement. By the delivery to Purchaser of the executed Prior Agreement, the Company transferred, conveyed and assigned to Purchaser all of the Company’s rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement, free and clear of any liens (other than any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable). (c) There is no filed and served or, to the Knowledge of the Company, threatened action, suit, proceeding, investigation or claim by any Person to which the Company is a party that claims that the Intellectual Property or the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product infringes on any intellectual property of any other Person or constitutes misappropriation of any other Person’s trade secrets or other intellectual property. The Company has not received any written communication containing an offer to license to the Company, or a request that the Company consider whether it wishes to obtain a license, under any intellectual property owned by a third party, in each case, to make, use or sell a Product. To the Knowledge of the Company, there are no pending unlicensed patent applications owned by any other

12 US-DOCS\85889051.6 Person that, if a patent were to issue thereon without modification or amendment, would limit or prohibit, in any material respect, the manufacture, use or sale of any Product. SECTION 3.05. Litigation. As of the date hereof, there is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries or (b) any governmental inquiry pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiaries or any other Person relating to any of the Products, the Intellectual Property related to any of the Products, the Regulatory Approvals, the Revenue Interests or the Assigned Interests. SECTION 3.06. Compliance with Laws. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (a) is in violation of, has violated or is under investigation with respect to, and (b) has been threatened to be charged with or been given notice of any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by any Governmental Authority applicable to the Company, the Assigned Interests or the Revenue Interests which would reasonably be expected to have a Material Adverse Effect. SECTION 3.07. Conflicts. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provision of (i) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Company or its Subsidiaries or any of their respective assets or properties are subject or bound or (ii) any contract, agreement, commitment or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the articles or certificate of incorporation or bylaws (or other organizational or constitutional documents) of the Company; (c) require any notification to, filing with, or consent of, any Person or Governmental Authority, except such consents that are obtained at or prior to Closing; or (d) give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, its Subsidiaries or any other Person or to a loss of any right to receive the Revenue Interests or the Assigned Interests, except, in the case of the foregoing clauses (a), (c) or (d), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

13 US-DOCS\85889051.6 SECTION 3.08. Current Indebtedness. Other than as set forth on Schedule 3.08, there is no indebtedness (other than trade indebtedness in the ordinary course of business) for borrowed money of the Company. SECTION 3.09. Solvency. As of the Effective Date, the fair salable value of the Company’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement, the Company (a) is not left with unreasonably small capital in relation to its business as presently conducted and (b) is able to pay its debts (including trade debts) as they mature. SECTION 3.10. Financial Statements. All financial statements for the Company delivered to Purchaser fairly present, in conformity with generally accepted accounting principles, in all material respects, the consolidated financial condition and consolidated results of operations of the Company. SECTION 3.11. Products. As of the Effective Date, the only products that are in development by the Company or any of its Affiliates are Pipeline Products and Valve Products. ARTICLE IV Representations and Warranties of Purchaser SECTION 4.01. Organization. Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware. SECTION 4.02. Authorization. Purchaser has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder and to consummate the transactions contemplated hereunder. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles. SECTION 4.03. Conflicts. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby by Purchaser will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provision of (i) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Purchaser or any of its assets or properties may be subject or bound or (ii) any contract, agreement, commitment or instrument to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of Purchaser; or (c) require any notification to, filing with, or consent of, any Person or Governmental

14 US-DOCS\85889051.6 Authority, except, in the case of the foregoing clauses (a) or (c), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform any of its obligations under this Agreement. ARTICLE V Covenants SECTION 5.01. Access; Information. (a) Maintenance of Books and Records. During the Term, the Company shall keep and maintain, or cause to be kept and maintained, at all times books of account and record consistent with good business practices and customary industry standards adequate to correctly reflect all payments paid and/or payable with respect to the Assigned Interests. (b) Inspection Rights. Purchaser shall have the right, once a year, to designate a Third Party independent public accounting firm (the “Purchaser Representative”) to visit the Company and its Subsidiaries’ offices and properties where the Company and its Subsidiaries keep and maintain their books and records relating or pertaining to the Revenue Interests and the Assigned Interests for purposes of conducting an audit of such books and records, and to inspect and audit such books and records, during normal business hours, and, upon five (5) Business Days’ written notice given by Purchaser to the Company, the Company will provide such Purchaser Representative reasonable access to such books and records. (c) Audit Costs. In the event any audit of the books and records of the Company and its Subsidiaries relating to the Revenue Interests and the Assigned Interests by Purchaser and/or any of Purchaser’s representatives reveals that the amounts paid to Purchaser hereunder for the period of such audit have been understated by more than ten percent (10%) of the amounts determined to be due for the period subject to such audit, then the Audit Costs in respect of such audit shall be borne by the Company; and in all other cases, such Audit Costs shall be borne by Purchaser. (d) Monthly Reports. Commencing with the Payment Month during which the first commercial sale of any of the Products shall occur and continuing during the Term, the Company shall, promptly after the end of each Payment Month of the Company (but in no event later than thirty (30) days following the end of such Payment Month), produce and deliver to Purchaser a Monthly Report for such Payment Month. (e) Periodic Reports. Commencing with the Fiscal Quarter or Fiscal Year, as applicable, during which the first commercial sale of any of the Products shall occur and continuing during the Term, the Company shall deliver to Purchaser the following financial statements:

15 US-DOCS\85889051.6 (i) Within forty-five (45) days after the end of each Fiscal Quarter, copies of the unaudited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Quarter; and (ii) Within ninety (90) days after the end of each Fiscal Year, copies of the audited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year. SECTION 5.02. Confidentiality; Press Release. (a) All Confidential Information furnished by the Company to Purchaser or by Purchaser to the Company in connection with this Agreement and the transactions contemplated hereby, as well as the terms, conditions and provisions of this Agreement, shall be kept confidential by Purchaser and the Company. Notwithstanding the foregoing, (i) the Company and Purchaser may disclose such Confidential Information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives, (ii) the Company may disclose the terms, conditions and provisions of this Agreement to any Third Party in connection with (and only in connection with) a transaction with such Third Party that could reasonably be expected to result in (X) a Company Change of Control, (Y) a Product Change of Control or (Z) a sale by the Company of a Subsidiary, division, product line, or other significant portion of its business and (iii) the Company and Purchaser may disclose such Confidential Information as may otherwise be required by applicable law, including filing this Agreement with the SEC; provided, in the case of the foregoing clauses (i) and (ii), that such Persons and such Third Parties shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.02(a); provided, further, that in the case of the foregoing clause (iii), Purchaser shall provide five (5) Business Days’ notice to the Company of any filing with the SEC and consider in good faith a request for confidential treatment of any portion of this Agreement prior to filing with the SEC. (b) Notwithstanding the foregoing clause (a), Purchaser may make a press release or other announcement or public disclosure concerning this Agreement, provided that such press release shall be (x) subject to prior review by the Company and (y) in form and substance reasonably satisfactory to the Company taking into account any commercial sensitivities of the Company. SECTION 5.03. Efforts; Further Assurance. Subject to the terms and conditions of this Agreement, each of Purchaser and the Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Purchaser and the Company agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Purchaser good, valid and marketable rights and interests in and to the Assigned Interests. Company further agrees to use its commercially reasonable efforts to develop, launch and commercialize the Products.

16 US-DOCS\85889051.6 SECTION 5.04. Licenses. During the Term, the Company shall maintain each of the licenses made or entered into with respect to the Products that is required in order to be able to market and sell any of the Products in good standing and shall not take any action, or omit to fail to take any action (including making necessary payments), which would result in a breach or early termination of any license agreements or any rights thereunder, except in each case to the extent the same would not affect Purchaser’s rights or license hereunder, and provided that, the Company’s obligations with respect to making necessary payments under such licenses shall be contingent upon Purchaser making corresponding payments to the Company pursuant to this Agreement. The Company covenants that it shall not amend, modify or supplement the terms of, or waive any rights under, any such license (except as those that may be entered into between the Company and Purchaser) without the prior written consent of Purchaser where and to the extent that any amendment or waiver would adversely affect the rights and licenses granted to Purchaser pursuant to this Agreement. The Company shall promptly notify Purchaser upon receipt by the Company of any notice from any in-bound licensor of any actual or alleged breach under any license that could result in the termination of such agreement or a material reduction or other material limitation in the Company’s rights thereunder to the extent the same would adversely affect Purchaser’s rights or license hereunder, and the Company shall promptly cure any such breach within the allotted cure period and if it is unwilling or unable to do so, the Company shall timely notify Purchaser and Purchaser shall have the right to cure such breach on the Company’s behalf. SECTION 5.05. Remedies Event. During the Term, if a Remedies Event shall have occurred, the Company shall not, without the consent of Purchaser, distribute any dividend, retire any indebtedness for borrowed money or engage in any transaction that would result in a Company Change of Control. SECTION 5.06. Diligence. During the Assigned Interest Period with respect to the Products, the Company shall use reasonable commercial efforts to develop the Products and obtain Regulatory Approval for at least one (1) Product and, after receiving the applicable Regulatory Approval, to commercialize at least one (1) Product in the United States and in Europe. SECTION 5.07. Indebtedness; Sale of Revenue Interests. Except set forth in Schedule 5.07, during the Term, unless Purchaser shall otherwise consent in writing, the Company shall not, other than in connection with any Permitted Transaction, (x) incur, create, assume or permit to exist any indebtedness for borrowed money of the Company other than indebtedness of the Company as of the Closing Date or (y) sell, assign, transfer, encumber, hypothecate, grant a security interest in or convey the Assigned Interests and any proceeds and products thereof, the Assigned Interest Related Collateral and any Revenue Interests other than by the terms of this Agreement.

17 US-DOCS\85889051.6 ARTICLE VI Termination SECTION 6.01. Termination. Except as provided in this Section 6.01 and in Section 6.02, this Agreement shall terminate upon expiration of the Assigned Interest Period with respect to all Products (the “Term”). If any payments are accrued hereunder on or prior to that date and are required to be made by one of the Parties hereunder, this Agreement shall remain in full force and effect until any and all such payments have been made in full. Upon expiration or termination of this Agreement in accordance with its terms, all right, title, and interest in and to the Assigned Interests shall automatically revert to Company, and Purchaser will have no further rights in or with respect to the Assigned Interests. SECTION 6.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, impose no liability on the part of any Party hereto or its Affiliates, directors, officers, stockholders, partners, managers or members and have no effect other than the provisions of this Section 6.02, Section 5.02 and Article VII hereof, which shall survive any such termination. ARTICLE VII Miscellaneous SECTION 7.01. Survival. All representations and warranties made herein or in any other writing delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue to survive until the expiration or termination of this Agreement in accordance with Article VI. SECTION 7.02. Notices. All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed (with a copy by email): If to Purchaser to: Ligand Pharmaceuticals Incorporated 3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121 Attention: Matthew Korenberg Email: mkorenberg@ligand.com With a copy to: Latham & Watkins LLP

18 US-DOCS\85889051.6 12670 High Bluff Drive San Diego, CA 92130 Attention: Scott N. Wolfe Email: scott.wolfe@lw.com If to the Company to: CorMatrix Cardiovascular, Inc. 1100 Old Ellis Road Roswell, GA 30076 Attention: John C. Thomas, Jr. Email: jthomas@cormatrix.com With a copy to: Ledbetter Wanamaker Glass LLP 1201 Peachtree Street NE, Suite 1501 Atlanta, Georgia 30361 Attention: Larry D. Ledbetter Email: lledbetter@lwglaw.com or to such other address or addresses as Purchaser or the Company may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered. SECTION 7.03. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Upon the consent of Purchaser (which consent may not be unreasonably withheld, delayed or conditioned for any proposed assignment to any reasonably creditworthy potential Acquiror or other proposed assignee), the Company may assign all or any applicable part of its rights and obligations under this Agreement to any Acquiror in respect of any Product Change of Control, subject to the assumption by such Acquiror of the obligations set forth in Section 2.02 or to any other proposed assignee. For purposes of this Section 7.03(b), any Person the creditworthiness of whom clearly exceeds the creditworthiness of the Company shall be deemed to be reasonably creditworthy. (c) Solely upon the consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned, other than in respect of any proposed assignment to any direct competitor of the Company, in respect of which such consent may be granted or withheld by the Company in its sole discretion), Purchaser may assign any of its obligations or rights under the Agreement without restriction; provided that,

19 US-DOCS\85889051.6 notwithstanding the foregoing, Purchaser may assign its rights and/or delegate its obligations under this Agreement to an Affiliate, to any Person in a transaction in which Purchaser also assigns all of its right, title and interest in all or substantially all of its assets to the same party contemporaneous with the assignment of this Agreement, or to a successor, whether by way of merger, sale of stock or otherwise, without the Company’s prior written consent. In advance of any proposed assignment by Purchaser to any proposed assignee, Purchaser shall provide to the Company any information concerning such proposed assignment and such proposed assignee as may be reasonably requested by the Company. SECTION 7.04. Indemnification. (a) The Company hereby indemnifies and holds Purchaser and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each, a “Purchaser Indemnified Party”) harmless from and against any and all Losses incurred or suffered by any Purchaser Indemnified Party arising out of any breach of any representation or warranty made by the Company in this Agreement. (b) Purchaser hereby indemnifies and holds the Company, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each, a “Company Indemnified Party”) harmless from and against any and all Losses incurred or suffered by a Company Indemnified Party arising out of any breach of any representation or warranty made by Purchaser in this Agreement. (c) If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7.04 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.04 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall

20 US-DOCS\85889051.6 have mutually agreed to the retention of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. (d) Purchaser’s sole remedy shall be to recover any monetary damages associated with a breach of a representation or warranty made by the Company in this Agreement, subject to the other terms and provisions contained in this Agreement. SECTION 7.05. No Implied Representations and Warranties. Each Party acknowledges and agrees that, other than the representations and warranties specifically contained in this Agreement, there are no representations or warranties of either Party or any other Person either expressed or implied with respect to the Assigned Interests or the transactions contemplated hereby. Without limiting the foregoing, Purchaser acknowledges and agrees that (a) Purchaser and its Affiliates, together with its and its Affiliates’ representatives, have made their own investigation of the Products, the Intellectual Property related to the Products and the Regulatory Approvals and are not relying on any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Assigned Interests or as to the creditworthiness of Company and (b) except as expressly set forth in any representation or warranty in the Agreement, Purchaser shall have no claim or right to indemnification pursuant to Section 7.04 (or otherwise) with respect to any information, documents or materials furnished to Purchaser, any of its Affiliates, or any of its or its Affiliates’ representatives, including any information, documents or material made available to Purchaser, its Affiliates or any of its and its Affiliates’ representatives in any data room, presentation, management presentation, interview or any other form relating to the transactions contemplated hereby. SECTION 7.06. Independent Nature of Relationship. (a) The relationship between the Company and Purchaser is solely that of seller and purchaser, and neither Purchaser nor the Company has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein shall be deemed to constitute the Company and Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form for any purposes, including any tax purposes. (b) No officer or employee or agent of Purchaser will be located at the premises of the Company or any of its Affiliates, except in connection with an audit

21 US-DOCS\85889051.6 performed pursuant to Section 5.01. No officer, manager or employee of Purchaser shall engage in any commercial activity with the Company or any of its Affiliates other than as contemplated herein or as otherwise separately agreed in writing. (c) Purchaser and/or any of its Affiliates shall not at any time obligate the Company, or impose on the Company any obligation, in any manner or respect to any Person not a party hereto. The Company and/or any of its Affiliates shall not at any time obligate Purchaser, or impose on Purchaser any obligation, in any manner or respect to any Person not a party hereto. SECTION 7.07. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including any term sheet), understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or in respect hereof. SECTION 7.08. Amendments; No Waivers. (a) Neither this Agreement nor any term or provision hereof may be amended, changed or modified except with the written consent of all parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced. (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. SECTION 7.09. Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other. SECTION 7.10. Headings and Captions. The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. SECTION 7.11. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which

22 US-DOCS\85889051.6 together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original. SECTION 7.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. SECTION 7.13. Expenses. Each of Purchaser and the Company will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement. SECTION 7.14. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof. (b) Any legal action or proceeding with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, County of New York. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. (c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in clause (b) of this Section 7.14 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law. ARTICLE VIII Intercreditor Matters SECTION 8.01. Purchase and Sale Treatment; Recharacterization. (a) It is the intention of the Parties to this Agreement that the conveyance by the Company to Purchaser of the Assigned Interests pursuant to this Agreement shall constitute a purchase and sale, and such purchase and sale of the Assigned Interests hereunder shall be treated as a sale for all purposes, other than federal and state income tax purposes. The provisions of this Agreement shall be construed to further these intentions of the Parties.

23 US-DOCS\85889051.6 (b) The Assigned Interests and any amounts received by the Company in respect of the Assigned Interests (subject to any adjustments for Excluded Costs) are not, and are not intended to be, the property of the Company (or, in the event of a Bankruptcy Event, any estate created thereby by operation of applicable law or otherwise) but is possessed by the Company in trust solely on behalf of Purchaser pending disbursement to Purchaser or as otherwise provided for in Section 5.09(b), in each case, as contemplated hereby. (c) If, notwithstanding clause (b), the conveyance of the Assigned Interests is subject to a Recharacterization, the Parties intend that the Company shall be deemed hereunder to have granted, and the Company does hereby grant, to Purchaser a first priority security interest in favor of Purchaser, to secure the obligations to make the payments under Section 2.02 in the Assigned Interests and all proceeds and products thereof. (d) If, notwithstanding clause (b), the conveyance of the Assigned Interests is subject to a Recharacterization, the Parties intend that the Company shall be deemed hereunder to have granted, and the Company does hereby grant a first priority security interest in favor of Purchaser, to secure the obligations to make payments under Section 2.02 in the Assigned Interest Related Collateral. SECTION 8.02. Priority. The security interest granted in Section 8.01(c) shall be for all purposes senior in right to any other lien. SECTION 8.03. Control Agreements. (a) The Purchaser agrees to terminate on or before ten (10) Business Days after the Effective Date (i) that certain Agreement Regarding Pledged Collateral, dated June 8, 2016, among the Purchaser, the Company and State Bank and Trust and (ii) if requested by the Company, any other control or similar agreements identified by the Company that Purchaser and the Company may have entered into with any bank or financial institution in order to cause such bank or financial institution to comply at any time with instructions from Purchaser to such bank or financial institution directing the disposition of funds in any deposit account of the Company held with such bank or financial institution. (b) At least ten (10) Business Days prior to the first commercial sale of any Product, the Company shall notify Purchaser of such first commercial sale and shall (i) establish a separate bank account (the “Special Account”), (ii) grant Purchaser a first priority security lien in the Special Account, (iii) enter into a depositary account control agreement naming Purchaser as a lien holder, and (iv) transfer the Assigned Interests to the Special Account on a weekly basis. SECTION 8.04. Termination or Release. (a) Upon termination of this Agreement in accordance with its terms and payment in full of all Obligations (other than any contingent indemnification obligations with respect to which no claim has been made) owing by the Company to Purchaser, all right, title, and interest in and to the Assigned Interest Related Collateral shall automatically revert to Company and Purchaser will have

24 US-DOCS\85889051.6 no further rights in or with respect to the Assigned Interest Related Collateral and all security interests granted pursuant to this Article VIII shall terminate and be released. (b) At the Company’s request, Purchaser shall subordinate its liens with respect to any of the Assigned Interest Related Collateral or terminate and release its liens with respect to any of the Assigned Interest Related Collateral subject to any Permitted Transaction. (c) In connection with any termination or release pursuant to this Section 8.04, Purchaser shall execute and deliver to the Company all documents that the Company shall reasonably request to evidence such termination or release. SECTION 8.05. Financing Statements. The Company hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any filing office and/or recording or registration office in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the collateral in which the Purchaser was granted a security interest pursuant to the terms of this Agreement. Purchaser shall provide reasonable notice to the Company of all such financing statement filings made by Purchaser on or about the date hereof, and any subsequent filings or amendments, supplements or terminations of existing filings, made by the Company from time to time thereafter. ARTICLE IX Remedies SECTION 9.01. Remedies. If any Remedies Event shall occur and be continuing, Purchaser may exercise all rights and remedies of a secured party under the UCC or under any other applicable law and in equity. [Remainder of this page intentionally left blank]